Exhibit 99.1
Spectra Energy Partners Announces Pricing of Public Offering of Common Units
HOUSTON, May 20 /PRNewswire-FirstCall/ — Spectra Energy Partners, LP (NYSE: SEP) (the “Partnership”) announced today that its public offering of approximately 9,000,000 common units was priced at $22.00 per unit to the public. The Partnership expects the delivery of the units to occur on May 27, 2009. In addition, the underwriters have an overallotment option to purchase up to approximately 1,350,000 additional common units
Assuming no exercise of the overallotment option, Spectra Energy Partners expects to receive net proceeds from the offering of approximately $193.2 million, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Partnership, and including a capital contribution from its general partner to maintain its proportionate interest in the Partnership. The Partnership intends to use the net proceeds from this offering to repay borrowings under its credit facility and intercompany credit agreement with Spectra Energy incurred to fund a portion of the previously announced acquisition of the ownership interests of NOARK Pipeline System, Limited Partnership from Atlas Pipeline Partners, L.P.
Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC will act as joint book running managers for the offering. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from the underwriters as follows:
Morgan Stanley & Co. Incorporated
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 866-718-1649
Barclays Capital Inc.
c/o Broadridge, Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Email: Barclaysprospectus@broadridge.com
Telephone: 888-603-5847
Citigroup Global Markets Inc.
Brooklyn Army Terminal

Attn: Prospectus Delivery Department
140 58th Street
Brooklyn, NY 11220
Telephone: 800-831-9146
Credit Suisse Securities (USA) LLC
Attn: Prospectus Dept.
One Madison Avenue
New York, NY 10010
Telephone: 800-221-1037
An electronic copy of the preliminary prospectus supplement and the accompanying prospectus are available from the Securities and Exchange Commission’s (SEC) Web site at http://www.sec.gov.
The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward Looking Statements
This release includes “forward-looking statements” which represent our intentions, plans, expectations, assumptions and beliefs about future events. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the SEC, which are available at the SEC’s Web site at http://www.sec.gov. In light of these risks, uncertainties and other factors, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Spectra Energy Partners, LP is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,100 miles of transmission and gathering pipeline and 42.5 billion cubic feet (Bcf) of natural gas storage. These assets are capable of transporting 3.25 Bcf of natural gas per day from growing supply areas to high demand markets.
SOURCE
Spectra Energy Partners, LP
CONTACT:
Media: Wendy Olson, +1-713-627-4072, +1-713-627-4747 (24-hour media line), Analysts: Patti Fitzpatrick, +1-713-989-0315, all of Spectra Energy Partners, LP